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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SBE, Inc. on Form S-8 (File No. 33-42629) of our report dated November 30, 2000 on our audits of the consolidated financial statements and financial statement schedule of the Company as of October 31, 2000 and 1999 and for the years ended October 31, 2000, 1999 and 1998, which report is included in this 2000 Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
January 29, 2001